Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Softto Inc.

We hereby consent to the incorporation by reference of our report dated June 27, 2025 (except for the effects of Note 8, Note 11, and Note 17, which are as of August 22, 2025), included in Amendment No. 3 to the Registration Statement on Form F-1/A (File No. 333-284481) relating to the consolidated financial statements of Softto Inc.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Rowland Heights, California

September 12, 2025